caradigm
a Microsoft | GE Healthcare company

销售代理授权书

Sales Agent Authorization Letter

本公司确认，恺恩泰（北京）科技有限公司（“本公司”）特此授权 海博科技（北京）科技有限公司担任本公司非独家销售代理，在中国境内销售恺恩泰智能平台等公司产品。此授权书针对以下公司产品的潜在客户。

This is to confirm that Hyperera Technologies (Beijing) Co., Ltd is hereby authorized by Caradigm Technology (Beijing) Co., Ltd. (the “Company”) to act as the Company’s sales agent on a non-exclusive basis with respect to sale of certain Company products, including Caradigm Intelligence Platform, in the territory of China. This authorization is specific to the following prospective customer of Company products: _______

该授权于本授权书正文所载日期生效，有效期一年，除非经本公司事先通知提前终止。

This authorization shall take effect on the date hereof and shall be valid for one year, unless early terminated by the Company by an advance notice.

销售代理的具体权利与义务应当以销售代理与本公司之间签订的恺恩泰软件顾问协议为准。

The detailed rights and obligations of the sales agent shall be governed by the Caradigm Software Advisor Agreement between the sales agent and the Company.

销售代理特此陈述，将按照恺恩泰软件顾问协议、本授权书以及本公司规范其销售代理行为的各项规章制度，包括并不仅限于反腐败规定（包括《海外反腐败法》和有关国家或地区的相关反腐败法律法规）、公平竞争、保护商业秘密等各项规章制度从事销售活动。

The sales agent hereby represents that it shall conduct sales activities pursuant to the Caradigm Software Advisor Agreement, this Authorization Letter, and the Company’s rules and policies governing the conduct of its sales agents, including, without limitation, anti-corruption rules (including Foreign Corrupt Practices Act and applicable anti-corruption laws and regulations of relevant jurisdictions), fair competition practices, and protection of commercial secrets.

此致

Best regards,

恺恩泰（北京）科技有限公司 [盖章]

Caradigm Beijing [Seal]

日期： 2014 年 4 月 19 日

Date： April 19, 2014

恺恩泰(北京)科技有限公司
北京市朝阳区望京街8号利星行广场微软大厦901A
邮政编码: 100102
T 86-10 8476 0852 F 86-10 8476 0832

Caradigm (Beijing) Technology Co., Ltd.
Unit 901A, Microsoft Tower, LSH Plaza, 8 Wangjing Street, Chaoyang District, Beijing 100102, P.R. China
T 86-10 8476 0852 F 86-10 8476 0832